Exhibit 99.1

TerraForm Power Announces Proposed Aggregate $700 Million Offering of Senior Notes

NEW YORK, October 10, 2019 — TerraForm Power, Inc. (Nasdaq: TERP) (“TerraForm Power”) today announced that its indirect subsidiary, TerraForm Power Operating, LLC (the “Issuer”), intends to offer, in a private offering, $700 million aggregate principal amount of senior notes to be issued with a maturity of approximately 10 years (the “Notes”), subject to market conditions and other factors.

The Notes will be senior obligations of the Issuer and will be guaranteed by the Issuer’s direct parent, TerraForm Power, LLC (“Terra LLC”), and each of the Issuer’s existing and future subsidiaries that guarantee its senior secured credit facilities or certain other material indebtedness of the Issuer or Terra LLC, subject to certain exceptions. TerraForm Power will not guarantee the Notes.

The Issuer intends to use the net proceeds to redeem in full its existing senior notes due 2025 (the “Existing 2025 Notes”), to repay in full amounts outstanding under its senior secured term loan facility and to pay related fees and expenses, with any remaining amounts to be used for general corporate purposes. This press release does not constitute a notice of redemption of the Existing 2025 Notes.

This press release shall not constitute an offer to sell nor the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. Any offers of the Notes will be made only by means of a private offering memorandum to persons reasonably believed to be qualified institutional buyers under Rule 144A and to persons outside of the United States under Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About TerraForm Power

TerraForm Power owns and operates a best-in-class renewable power portfolio of solar and wind assets in North America and Western Europe. TerraForm Power is the owner and operator of a 4,070 MW diversified portfolio of high-quality solar and wind assets underpinned by long-term contracts. TerraForm Power is listed on the Nasdaq Global Select Market (Nasdaq: TERP). It is sponsored by Brookfield Asset Management, Inc., a leading global alternative asset manager with more than $500 billion of assets under management.

Contacts for Investors / Media

Michael Tebbutt
TerraForm Power
investors@terraform.com

Safe Harbor Disclosure

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “opportunities,” “goal,” “guidance,” “outlook,” “initiatives,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases. All statements that address operating performance, events, or developments that TerraForm Power expects or anticipates will occur in the future are forward-looking statements. They may include statements regarding the redemption of the Existing 2025 Notes, the terms of the new offering or the Notes, or the intended use of the proceeds from the new offering, or descriptions of assumptions underlying any of the above. Forward-looking statements provide TerraForm Power’s current expectations or predictions of future conditions, events, or results and speak only as of the date they are made. Although TerraForm Power believes its expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially.

TerraForm Power disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data, or methods, future events, or other changes, except as required by law. The foregoing factors that might cause results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties which are described in TerraForm Power’s Form 10-K for the fiscal year ended December 31, 2018, any subsequent Quarterly Reports on Form 10-Q, as well as additional factors it may describe from time to time in other filings with the Securities and Exchange Commission. TerraForm Power operates in a competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and you should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.